                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


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
                                                   Three
                                                   Months
                                                    Ended                                Year Ended September 30,
                                                 December 31,        ------------------------------------------------------------
                                                     2001              2001              2000             1999             1998
                                                   --------          --------          --------          -------          -------
EARNINGS:
Earnings before income taxes                       $ 23,346          $ 79,568          $ 82,882          $63,139          $57,007
Interest expense                                      4,187            18,724            18,135           17,317           17,383
Amortization of debt discount and expense                76               264               218              215              200
Interest component of rental expense                    349             1,541             1,318            1,539            1,624
                                                   --------          --------          --------          -------          -------
                                                   $ 27,958          $100,097          $102,553          $82,210          $76,214
                                                   ========          ========          ========          =======          =======

FIXED CHARGES:
Interest expense                                   $  4,187          $ 18,724          $ 18,135          $17,317          $17,383
Amortization of debt discount and expense                76               264               218              215              200
Allowance for funds used during
    construction (capitalized interest)                   1                12                17               36               39
Interest component of rental expense                    349             1,541             1,318            1,539            1,624
                                                   --------          --------          --------          -------          -------
                                                   $  4,613          $ 20,541          $ 19,688          $19,107          $19,246
                                                   ========          ========          ========          =======          =======

Ratio of earnings to fixed charges                     6.06              4.87              5.21             4.30             3.96
                                                   ========          ========          ========          =======          =======
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